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                                                                    EXHIBIT 23.1

The Board of Directors and Stockholders

Internet Communications Corporation:

We consent to incorporation by reference in the registration statement No. 333-35113 on Form S-8 of Internet Communications Corporation of our report dated March 20, 1998 relating to the consolidated balance sheets of Internet Communications Corporation and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the eleven-months ended December 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-K of Internet Communications Corporation.


                                                           KPMG PEAT MARWICK LLP

March 27, 1998
Denver, Colorado